UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2015

National Graphite Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-53284	27-3787574
(Commission File Number)	(IRS Employer Identification No.)

Immermannstr. 65A, Dusseldorf, Germany	42010
(Address of Principal Executive Offices)	(Zip Code)

49 211 699380

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

£   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

On September 17, 2015, National Graphite Corp. (the “Company”) authorized the issuance of 3,768,500 shares of its restricted common stock for cash to 15 unrelated parties at an average weighted cost of $0.059 per share. No underwriters were used. The securities were sold pursuant to an exemption from registration provided by Regulation S and Section 4(2) of the Securities Act of 1933. Each certificate representing the shares issued contained a restrictive legend.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of 2015 Equity Incentive Plan

On September 17, 2015, the Board of Directors of the Company approved and adopted the 2015 Equity Incentive Plan (the “Plan”) subject to approval by our stockholders. Under the Plan, certain employees, directors and consultants of the Company are eligible for grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Stock Appreciation Rights, and Performance Stock Awards. Ten million (10,000,000) shares of the Company’s common stock have been reserved and authorized for issuance pursuant to the terms of the plan.  The Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Plan.

Employment Agreement

On September 17, 2015, the Company entered into an Employment Agreement with Ulrike Dickmann, the President and Chief Executive Officer of the Company.  The term of Employment Agreement began on September 17, 2015, (the “Effective Date”) and shall continue for a period of three years until September 16, 2018, unless terminated earlier pursuant to other provisions of the Agreement.  During the Employment Period, the Company agrees to pay Ms. Dickmann a Base Salary of $180,000 per year. Pursuant to the agreement, Ms. Dickmann may be terminated for “cause” as defined and she is subject to confidentiality, non-compete and non-solicitation restrictions.

In addition, the Company granted Ms. Dickmann a Stock Option pursuant to the 2015 Long-Term Incentive Plan, to purchase 300,000 shares of common stock, at an exercise price of $0.10 per share. The Options shall vest and be exercisable (i) with regard to 33.33% of the total option grant (i.e. 100,000 shares) immediately, (ii) with regard to 33.33% of the total option grant (i.e. 100,000 shares) on the first anniversary of the Effective Date, and (iii) with regard to remaining 33.33% of the total option grant (i.e. 100,000 shares) on the second anniversary of the Effective Date.  The Options will be exercisable for a period of five (5) years from the Date of Grant and will be incentive stock options to the extent permitted by applicable law. A copy of the Employment Agreement is filed with this report as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(c)

Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
10.1	2015 Equity Incentive Plan
10.2	Employment Agreement - Ulrike Dickmann

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

National Graphite Corp.

Dated: September 18, 2015

/s/ Ulrike Dickmann

By: Ulrike Dickmann

Its:  President and Chief Executive Officer